EXHIBIT 99.1

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this “First Amendment”) is made and entered into as of the 23rd day of December, 2004, by and among Syratech Corporation, a Delaware corporation (the “Borrower”), the Lenders whose signatures appear on the signature pages hereof (the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders and the Agent entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 26, 2004 (as amended, the “Credit Agreement”); and

WHEREAS, Borrower, the Lenders and the Agent entered into that certain Forbearance Agreement and Second Amendment, dated as of November 15, 2004 (the “Forbearance Agreement”; capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Forbearance Agreement, if applicable, and otherwise in the Credit Agreement); and

WHEREAS, Borrower, Agent and Lenders wish to amend the Forbearance Agreement, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises (collectively the “Recitals”), and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Acknowledgments by Borrower.

(a)           Borrower hereby acknowledges and agrees that (i) as of the close of business on December 22, 2004, (A) the outstanding and unpaid principal balance of the Revolving Credit Loans totaled $19,133,117.49, and (B) the Letter of Credit Obligations totaled $2,985,328.02, in each case exclusive of accrued interest, costs and attorney’s fees chargeable to Borrower under the Loan Documents; (ii) the Existing Defaults are continuing and have not been cured by Borrower or waived, released, extinguished or compromised by Agent or Lenders; and (iii) as a result of the Existing Defaults, all of the Secured Obligations, at the election of the Agent or the direction of the Required Lenders, could be declared absolutely and immediately due and owing by Borrower, and Agent, on behalf of the Lenders, would have the full legal right to exercise any and all rights and remedies under the Loan Documents or otherwise available at law or in equity with respect thereto.

(b)           Borrower acknowledges and agrees that, notwithstanding the agreement of Agent and Lenders in the Forbearance Agreement, on the terms and conditions set forth therein, to (i) on the part of the Lenders, make additional Revolving Credit Loans and continue to purchase participations in respect of  Letters of Credit and Bankers Acceptances under the Revolving Facility, and (ii) to continue to forbear from exercising the rights and remedies available under the Loan Documents and applicable law, in no event shall any of such actions by Agent or Lenders be deemed a waiver, release, extinguishment, compromise or cure of the Existing Defaults or of any other current or future Default or Event of Default.

2.             Forbearance Period.

(a)           The first sentence of Section 2(a) of the Forbearance Agreement is hereby amended by striking the date “December 31, 2004” and inserting in lieu thereof the date “January 31, 2005”.

(b)           A new subsection (vi) is hereby added to Section 2(f) of the Forbearance Agreement, as follows:

“(vi)        During the Forbearance  Period, but not thereafter, Section 11.14 of the Credit Agreement shall be modified by striking the text thereof in its entirety, and inserting in lieu thereof the following:  Permit Revolving Credit Availability at any time to be less than $8,500,000.”

3.             Representations, Warranties, Covenants and Acknowledgments; Release.  To induce the Lenders and the Agent to enter into this First Amendment:

(a)           The Borrower represents and warrants that, upon and after giving effect to this First Amendment, (i) except for the Existing Defaults, each of the representations and warranties made by it under the Loan Documents, other than representations and warranties that speak only as of an earlier date, are true and correct, subject to any express qualification or modifier set forth in any such representation or warranty, (ii) it has the power and authority and is duly authorized to enter into, deliver and perform this First Amendment, (iii) this First Amendment, the Forbearance Agreement, the Credit Agreement and each of the other Loan Documents is the legal, valid and binding obligation thereof, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law), and (iv) the execution, delivery and performance of this First Amendment in accordance with its terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require approval by any Governmental Authority or violate any applicable law relating thereto; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation, or the by-laws of the Borrower; (2) any indenture, material agreement or other material instrument to which it is a party or by which any of its properties may be bound, or (3) any approval by any Governmental Authority relating thereto; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by it other than Permitted Liens;

(b)           The Borrower (i) agrees that this First Amendment is not intended to be, and is not, a novation of any of the Loan Documents or any of the Secured Obligations, and (ii)  does hereby reaffirm each of the agreements, covenants, and undertakings made by it under the Credit

Agreement and each and every other Loan Document executed by it in connection therewith or pursuant thereto, in each case as if each such Borrower were making said agreements, covenants and undertakings on the effective date hereof, except with respect to such agreements, covenants and undertakings which, by their express terms, are applicable only to a specific prior date or period;

(c)           The Borrower does hereby acknowledge and agree that, as of the date hereof, no right of offset, defense, counterclaim, claim, cause of action or objection in favor of Borrower against any of the Lenders or the Agent exists arising out of or with respect to (i) the Secured Obligations, the Forbearance Agreement, this First Amendment, the Credit Agreement or any of the other Loan Documents, (ii) any other documents evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans or any of the other  Secured Obligations; and

(d)           As a material inducement to Agent and Lenders to enter into this First Amendment and to continue to make Revolving Credit Loans under the Revolving Facility, all in accordance with and subject to the terms and conditions of the Forbearance Agreement, as amended by this First Amendment, and the Credit Agreement, and all of which are to the direct advantage and benefit of Borrower, the Borrower, for itself and its successors and assigns, (i) does hereby remise, release, waive, relinquish, acquit, satisfy and forever discharge Agent (including in its capacity as an issuer of Letters of Credit or creator of Bankers Acceptances) and each Lender, and all of the respective past, present and future officers, directors, employees, agents, affiliates, attorneys, representatives, participants, heirs, successors and assigns of Agent and each Lender (collectively the “Discharged Parties” and each a “Discharged Party”), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, including, but not limited to, any and all claims which may be based on allegations of breach of contract, failure to lend, fraud, promissory estoppel, libel, slander, usury, negligence, misrepresentation, breach of fiduciary duty, bad faith, lender malpractice, undue influence, duress, tortious interference with contractual relations, interference with management, or misuse of control which Borrower now has or hereafter can, shall or may have by reason of any matter, cause, thing or event occurring at any time on or prior to the date of this First Amendment arising out of, in connection with or relating to (i) the Secured Obligations, including, but not limited to, the administration or funding thereof, (ii) any of the Loan Documents or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between Borrower and any Discharged Party relating to or in connection with the Loan Documents or the transactions contemplated therein; and (b) does  hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Discharged Party, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims that first arise after the date of this First Amendment with respect to acts, occurrences or events after the date of this First Amendment.

4.             Conditions Precedent.  The effectiveness of this First Amendment is subject to the following conditions precedent:

(a)           Delivery of Documents.  The Agent shall have received from the Borrower executed originals of this First Amendment and such other documents and instruments as the Agent or any Lender may reasonably request.

(b)           No Events of Default.  After giving effect to this First Amendment, no Default or Event of Default, other than in the Existing Defaults, shall have occurred and be continuing under the Credit Agreement or any other Loan Document.

5.             Additional Acknowledgments.  Borrower expressly acknowledges and agrees that the waivers, estoppels and releases in favor of Agent and each Lender contained in this First Amendment shall not be construed as an admission of any wrongdoing, liability or culpability on the part of Agent or any Lender, or as an admission by Agent or any Lender of the existence of any claims by Borrower against Agent or any Lender.  The Borrower further acknowledges and agrees that, to the extent that any such claims exist, they are of a speculative nature so as to be incapable of objective valuation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily “nuisance” value or “leverage” value in adversarial proceedings between Borrower and Agent or any Lender.  In any event, the Borrower acknowledges and agrees that the value to Borrower of the covenants and agreements on the part of Agent and Lenders contained in this First Amendment substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by Borrower.

6.             Fees and Expenses.

(a)           In consideration of the forbearances of the Agent and Lenders hereunder, and in further consideration of the provision to the Borrower of the Borrower Benefits, the Borrower agrees to pay to the Agent for the benefit of the Lenders a fee in the amount of $50,000 (the “Forbearance Amendment Fee”), which shall be fully earned and due and payable when this First Amendment becomes effective in accordance with the express provisions hereof.

(b)           In addition to the fees, costs and expenses recoverable by the Agent and the Lenders under, but without limiting the generality of, Section 15.2 of the Credit Agreement, the Borrower agrees to pay on demand, without duplication, all reasonable and actual costs and expenses incurred by the Agent or any Lender in connection with the preparation, execution, delivery and enforcement of this First Amendment and any other documents, instruments and agreements entered into in connection herewith and in connection with any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel the Agent (collectively the “Expenses”).  The Borrower authorizes and directs the Agent, for the benefit of the Agent and the Lenders, to charge the Expenses to the Revolving Facility by increasing the outstanding principal amount of the Revolving Credit Loans by the amount of the Expenses.

7.             Miscellaneous.  The Borrower agrees to take such further action as the Agent shall reasonably request in connection herewith to evidence or implement the agreements herein contained.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This First Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.  This First Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Georgia, but without giving effect to principles of conflicts of laws thereof.  This First Amendment may not be modified, altered or amended except by agreement in writing signed by all of the parties hereto.  Borrower acknowledges that it has consulted with counsel and with such other expert advisors as it deemed necessary in connection with the negotiation, execution and delivery of this First Amendment. This First Amendment shall constitute a Loan Document and, among other matters, any claim or cause of action based upon or arising out of or related to this First Amendment shall be subject to the waiver of jury trial set forth in Section 15.6 of the Credit Agreement. This First Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this First Amendment or any part hereof to be drafted.  Nothing in this First Amendment shall be construed to alter the debtor-creditor relationship between Borrower, on the one hand, and the Lenders and Agent, on the other.  This First Amendment is not intended as, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties.  This First Amendment together with the other Loan Documents embodies the entire understanding and agreement between and among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.  As amended hereby, the terms, conditions and other provisions of the Forbearance Agreement remain in full force and effect, and are hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this First Amendment to be duly executed, all as of the date first above written.

BORROWER:

SYRATECH CORPORATION

By:	/s/ Gregory W. Hunt

Name:	Gregory W. Hunt

Title:	Executive V.P, Chief Financial Officer
and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as the
Administrative Agent

By:	/s/ Matthew T. O’Keefe

Name:	Matthew T. O’Keefe

Title:	Senior Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew T. O’Keefe

Name:	Matthew T. O’Keefe

Title:	Senior Vice President

CONGRESS FINANCIAL CORPORATION
(SOUTHWEST), as a Lender

By:	/s/ Kenneth Sepp

Name:	Kenneth Sepp

Title:	Senior Vice President